Exhibit 10.2

AGREEMENT OF MERGER

OF

CURANEX PHARMACEUTICALS INC.,

a New York corporation

AND

CURANEX PHARMACEUTICALS INC,

a Nevada corporation

THIS AGREEMENT OF MERGER (this “Agreement”) is entered into by and between Curanex Pharmaceuticals Inc., a New York corporation (“Parent”) and Curanex Pharmaceuticals Inc, a Nevada corporation (“Subsidiary”), as of the 10th day of June 2024.

WHEREAS, the boards of directors of each of Parent and Subsidiary have declared it advisable and to the advantage, welfare, and best interests of the corporation and its stockholders to merge Parent with and into Subsidiary pursuant to the provisions of the Nevada Revised Statutes of the State of Nevada (the “NRS”) upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1. Merger. Parent shall, pursuant to the provisions of the NRS, be merged with and into Subsidiary, with the Subsidiary be the surviving corporation from and after the date on which the Articles of Merger are filed with the Secretary of State of the State of Nevada and the Certificate of Merger is filed with the Secretary of State of the State of New York (the “Effective Time”), and which shall continue to exist under the name Curanex Pharmaceuticals Inc (the “Surviving Corporation”). The separate existence of Parent shall cease at the Effective Time in accordance with the provisions of the NRS.

2. Articles of Incorporation. The Articles of Incorporation of Subsidiary, as amended and restated, immediately prior to the Effective Time, shall continue to be the Articles of Incorporation of the Surviving Corporation and such Articles of Incorporation shall continue in full force and effect until further amended and changed pursuant to the NRS.

3. Bylaws. The present bylaws of Subsidiary will be the bylaws of the Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the NRS.

4. Directors and Officers. The directors and officers of the Subsidiary in office at the Effective Time shall be the directors and officers of the Surviving Corporation in office at the Effective Time, all of whom shall hold their offices until the election and qualification of their respective successors or until their earlier removal, resignation or death in accordance with the bylaws of the Surviving Corporation.

5. Exchange of Capital Stock. At the Effective Time, all of the 200 issued and outstanding shares of common stock, no par value per share, of Parent shall automatically, and without any actions of any parties or shareholders, be converted into 1,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) of the Surviving Corporation, and each shareholder of Parent that immediately prior to the Effective Date held 100 issued and outstanding shares of common stock, no par value, of Parent, shall automatically receive 500,000 shares of Common Stock of the Surviving Corporation. One outstanding share of Common Stock of the Surviving Corporation issued to Parent prior to the Effective Time shall be automatically canceled and returned to treasury of the Surviving Corporation without any consideration.

6. Execution, Filing and Recordation. Parent and Subsidiary agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Nevada, and that they will cause to be performed all necessary acts within the State of Nevada and elsewhere, to effectuate the merger herein provided for.

7. Termination. This Agreement may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Nevada upon a vote of directors of either Parent or Subsidiary. In the event of such termination, this Agreement shall forthwith become void and neither party nor its respective officers, directors or stockholders shall have any liability hereunder.

8. Tax-Free Reorganization. This Agreement constitutes the “plan of reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement of Merger as of the date first written above:

PARENT:

CURANEX PHARMACEUTICALS INC.

By:	/s/ Jun Liu
Name:	Jun Liu
Title:	President

SUBSIDIARY:

CURANEX PHARMACEUTICALS INC

By:	/s/ Jun Liu
Name:	Jun Liu
Title:	Chief Executive Officer and President